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                                                                 EXHIBIT 4.5(a)

                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is executed as of this 7th day of June, 2005, by Standard Management Corporation, an Indiana corporation ("Standard") and Deutsche Bank Trust Company Americas (successor in interest to Bankers Trust Company), as Trustee under the indenture referenced below (the "Trustee").

         WHEREAS, Standard, as issuer, has heretofore entered into an Indenture, dated as of August 9, 2001 (the "Indenture"), with the Trustee pursuant to which the Trustee acts as trustee for the Holders of Standard's 10.25% Junior Subordinated Debentures due 2031 (the "Debentures");

         WHEREAS, SMAN Capital Trust I, a Delaware business trust and a subsidiary of Standard (the "Trust"), is the Holder of all outstanding Debentures;

         WHEREAS, Section 9.2 of the Indenture provides that so long as the Trust is the Holder of Debentures, Standard and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority of the aggregate liquidation amount of the Preferred Securities issued by the Trust, subject to certain conditions contained therein;

         WHEREAS, pursuant to the Consent Solicitation Statement dated April 8, 2005 (the "Statement"), Standard commenced a solicitation to obtain the consent of not less than a majority of the aggregate liquidation amount of the Preferred Securities of the Trust (the "Consent Solicitation") to the proposed amendment (the "Proposed Amendment") to the Indenture;

         WHEREAS, the Holders of at least a majority of the aggregate liquidation amount of the Preferred Securities outstanding as of April 4, 2005 have consented to the Proposed Amendment as described in this Supplemental Indenture; and

         WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Amendments to the Indenture. The Indenture is hereby amended by deleting Article VIII in its entirety and replacing it with the following:

                                  "ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 8.1. Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person, and no Person shall consolidate with or merge into the Company, unless:


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         (a) if the Company shall consolidate with or merge into another Person, the entity formed by such consolidation or into which the Company is merged shall be an entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), and interest (including any Additional Interest) on all the Securities of every series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of a transaction subject to this Section 8.1, an Officer's Certificate or Opinion of Counsel to the effect that the surviving, resulting or successor entity is legally bound by the Indenture and the Securities; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificates and Opinions of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

         Notwithstanding anything herein to the contrary, upon the conveyance, transfer or lease of the Company's properties and assets substantially as an entirety to any Person, the Company shall have the right, but not the obligation, to have its obligations under this Indenture assumed by the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety, so long as the conditions of
Section 8.1(a), (b) and (c) set forth above have been satisfied with respect to such assumption of the Company's obligations hereunder.

         Section 8.2. Successor Company Substituted.

         (a) Upon any consolidation or merger by the Company with or into any other Person or the assumption, at the Company's sole option, of the Company's obligations following any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety in accordance with Section 8.1, the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

         (b) Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.


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         (c) In case of any such consolidation or merger, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate."

         3. Related Definitions and References. Pursuant to the Proposed Amendments, all definitions used exclusively in, and all references to, the deleted sections of the Indenture set forth in Section 2 above are also deleted in their entirety, unless otherwise specified.

         4. Receipt by Trustee. In accordance with Sections 9.2 and 9.3 of the Indenture, the Trustee acknowledges that it has received (i) a copy of the resolutions of the Company's Board of Directors authorizing the execution of this Supplemental Indenture, (ii) satisfactory evidence of the consent of holders of a majority of the aggregate liquidation amount of the Preferred Securities issued by the Trust to the execution of this Supplemental Indenture and (iii) an Officers' Certificate and Opinion of Counsel stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent and covenants relating to the execution of this Supplemental Indenture have been satisfied.

         5. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

         6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed in the State of New York.

         7. Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8. Condition to Operative Effect. Pursuant to Section 9.4 of the Indenture, this Supplemental Indenture shall become effective upon execution hereof by the Trustee and the Company.

         9. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

         10. Effect of Headings. The headings of the sections in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

         12. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.


                        [signatures follow on next page]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                      STANDARD MANAGEMENT CORPORATION



                                      By:  /s/ Ronald D. Hunter
                                           ------------------------------------
                                           Ronald D. Hunter
                                           Chairman and Chief Executive Officer

                                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                      AS TRUSTEE



                                      By:  /s/ Susan Johnson
                                           ------------------------------------
                                           Name: Susan Johnson
                                           Title: Vice President